THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE 1933 ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Warrant No. 2021-002	Issue Date: June 7, 2021

WARRANT TO PURCHASE

COMMON STOCK

OF

BAKHU HOLDINGS, CORP.

This Warrant (the “Warrant”) is issued pursuant to that certain Consulting Agreement entered into on concurrently herewith, by and between the Company and Holder (the “Consulting Agreement”) and as additional consideration to the Holder for its agreements therein. Except as to those terms otherwise defined in this Warrant, all capitalized terms used in this Warrant shall have the respective meanings ascribed to them in the Consulting Agreement.

Bakhu Holdings, Corp., a Nevada corporation (the “Company”), for value received, hereby certifies that, Fourth and G Holdings, LLC, a Delaware limited liability company (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company up to a total of 28,500,000 shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time after vesting as set forth in Section 4, for a period of six (6) years through and including 5:30 PM, PST of June 7, 2027 (the “Expiration Date”), and subject to the following terms and conditions:

1.Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Warrant that are defined in the Consulting Agreement shall have the respective definitions set forth in the Consulting Agreement.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close.

“Common Stock” means the common stock of the Company, $0.001 par value, and any securities into which such common stock may hereafter be reclassified.

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“Effective Date” shall have the meaning as defined in the Consulting Agreement.

“Exercise Price” means the price per share of Common Stock at which this Warrant may be exercised which shall be $3.00 per share, subject to adjustment in accordance with Section 11.

“California Courts” means the state and federal courts sitting in the State of California, County of Los Angeles Diego.

“Issue Date” means the Issue Date first set forth on the first page of this Warrant which shall date be the Effective Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Transaction” shall have the meaning as defined in the Consulting Agreement.

2.Exercise and Duration of Warrant.  This Warrant shall be exercisable by the Holder at any time and from time to time, after vesting as set forth in Section 4, through and including Expiration Date. The portion of this Warrant not exercised prior to the Expiration Date shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

3.Number of Shares for Which Warrant is Exercisable.  In accordance with the terms of the Consulting Agreement, the Warrant shall become exercisable for an aggregate of 28,500,000 shares of Common Stock of the Company (subject to future adjustment from time to time pursuant to the terms of Section 4 herein).

4.Vesting. Subject to Section 4.2(b) of the Consulting Agreement, provided the Consulting Agreement is in full force and effect, the Warrant shall vest as follows:

(a)the right to purchase 8,500,000 Warrant Shares will vest and be exercisable upon the execution of the fifth (5th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(b)the right to purchase an additional 6,000,000 Warrant Shares will vest and be exercisable upon the execution of the tenth (10th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(c)the right to purchase an additional 5,000,000 Warrant Shares will vest and be exercisable upon the execution of the fifteenth (15th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

(d)the right to purchase an additional 4,000,000 Warrant Shares will vest and be exercisable upon the execution of the twentieth (20th) Sublicense Agreement pursuant to Section 3.6 of the Consulting Agreement;

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(e)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the first Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement;

(f)the right to purchase an additional 2,000,000 Warrant Shares will vest and be exercisable upon the execution of the second Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement; and

(g)the right to purchase an additional 1,000,000 Warrant Shares will vest and be exercisable upon the execution of the third Sublicense Agreement entered into with a Multi-State Operator pursuant to Section 3.6 of the Consulting Agreement.

(h)Notwithstanding Sections 4(a) through (g) above, in the event of a Transaction, unvested Warrants may be subject to acceleration of vesting as provided in Section 4.3 of the Consulting Agreement.

5.Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)Cash Exercise. The Holder may deliver immediately available funds; or

(b)Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, instead of paying the exercise price in cash, in which event the Company shall issue to the Holder the number of Shares determined as follows:

A = B [(C-D) / C]

where:

A = the number of Shares to be issued to the Holder.

B = the number of Warrant Shares for which this Warrant is being exercised.

C = the Fair Market Value (“FMV”) price of the Common Stock on the day immediately prior to (but not including) the Date of Exercise.

D = the Exercise Price.

By way of Example,

If:B = 200,000

C = $12.00

D= $5.10

Then:A = B x (C-D / C )

A = 200,000 x ($12 - $5.10 /  $12)

A = 200,000 x ($6.90 / $12)

A = 200,000 x 0.575

A = 115,000 (the number of Shares to be issued to the Holder)

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(c)Determination of Fair Market Value. For purposes of Section 5(b), “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall determine as follows:

(i)if the common stock is listed on any registered national securities exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such exchange, The Wall Street Journal, or such other source as the Company deems reliable;

(ii)if the common stock is not quoted on a registered national securities exchange but is regularly quoted in an inter-dealer quotation medium, but selling prices are not reported, the Fair Market Value of common stock shall be the mean between the high bid and low asked prices for the common stock on the day of determination, as reported by such inter-dealer quotation medium, The Wall Street Journal, or such other source as the Administrator deems reliable; or

(iii)in the absence of an established market for the common stock of the Company, the Fair Market Value shall be determined in good faith by the Board in accordance with generally accepted valuation principles consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was issued as set forth in Rule 144(3)(x).

6.No Fractional Shares. No fractional shares will be issued in connection with any exercise of this Warrant.  Any fractional shares will be rounded up to the next whole share.

7.Manner of Exercise; Delivery of Shares.

(a)Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 11, this Warrant may be exercised by the Holder, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  Within one (1) business day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise as defined in Section 5(b). The Holder shall not be required to deliver the original of this Warrant in order to affect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less

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than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

(b)Delivery of Shares.

(i)If the Holder’s exercise is validly made pursuant to a Cashless Exercise as provided in Section 5(b), and such Cashless Exercise is made after the first anniversary of the Effective Date, and tacking of the holding period would be permitted under Rule 144, then within seven (7) business days following the date on which the Company has received such Exercise Notice, the Company shall (x) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such Cashless Exercise to the Holder’s brokerage or balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder, at the Holder’s instruction pursuant to the Exercise Notice,  an Account Statement if said Warrant Shares were issued per the Holder’s instruction via Book Entry, or a certificate, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, reflecting the number of shares of Common Stock to which the Holder shall be entitled upon such exercise, register in the name of the Holder.

(ii)If the Holder’s exercise was not made pursuant to a Cashless Exercise as provided in Section 5(b), or the Holder’s Cashless Exercise is made prior to the first anniversary of the Effective Date, or the tacking of the holding period would not be permitted under Rule 144, then within ten (10) business days following the date on which the Company has received an Exercise Notice, and the receipt of payment of the Aggregate Exercise Price (if the Holder’s exercise was not made pursuant to a Cashless Exercise under Section 5(b)), the Company shall cause the transfer agent to issue and deliver to the Holder, at the Holder’s instruction pursuant to the Exercise Notice, (x) an Account Statement if said Warrant Shares were issued per the Holder’s instruction via Book Entry, or (y) a certificate, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, reflecting the number of shares of Common Stock to which the Holder shall be entitled upon such exercise, register in the name of the Holder.

(iii)Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise as provided in Section (b)(i), the Company’s failure to deliver Warrant Shares to the Holder within ten (10) Business Days of the after the Company’s has received an

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Exercise Notice and the Company’s receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant.

(iv)Upon delivery of an Exercise Notice and payment of the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s broker or DTC account, or the date of delivery of the certificates or Account Statement evidencing such Warrant Shares (as the case may be). The Company will use commercially reasonable efforts to effectuate the transfer of shares to Consultant as promptly as is reasonably possible.

(v)No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

(vi)If this Warrant is submitted in connection with any exercise pursuant to this Section 7 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than ten (10) business days after any exercise and at its own expense, issue and deliver to the Holder  a new Warrant (in accordance with Section 10 representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(c)Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. If  by the seventh (7th) business day after the date on which the Company has received an Exercise Notice complying with all the conditions of Section (b)(i), the Company fails to cause the Transfer Agent to deliver the required number of Warrant Shares in accordance with the provisions of Section (b)(i), and if after such firth business day and prior to the receipt of such Warrant Shares, the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, common stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases common stock having a total purchase price of $11,000

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to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(d)Obligations Absolute.  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

8.Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

9.Replacement of Warrant.

(a)If this Warrant is mutilated, lost, stolen, or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the

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Company as a condition precedent to the Company’s obligation to issue the New Warrant.

(b)Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issue Date, and (iv) shall have the same rights and conditions as this Warrant.

10.Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

11.Certain Adjustments; Distributions. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision, combination, or re-classification.

(b)Right to Participate in Distributions.  Provided the Holder has delivered an Exercise Notice and paid the Aggregate Exercise Price (if the Holder’s exercise was not

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made pursuant to a Cashless Exercise under Section 5(b), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s broker or DTC account, or the date of delivery of the certificates or Account Statement evidencing such Warrant Shares (as the case may be). If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), the Holder shall be entitled to participate in such Distribution to the extent of the number of shares of Common Stock acquired upon any such completed exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

(c)Transactions. If at any time while this Warrant is outstanding, there is a Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Transaction if the Holder had been, immediately prior to such Transaction, the owner of the number of Warrant Shares then issuable upon exercise of the vested portion  of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Transaction. The terms of any agreement pursuant to which a Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Transaction.

(d)Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 11, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)Calculations. All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by

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or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 14, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g)Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

12.Representations and Warranties of the Company. This Warrant is issued and delivered by the Company and accepted by Holder in reliance on, in addition to the representations and warranties of the Company contained in the Consulting Agreement, the following representations, and warranties of the Company:

(a)The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)At all times during the term of this Warrant, the Company shall timely take all necessary corporate actions to ensure that the shares of Common Stock issuable upon the exercise of this Warrant shall be duly authorized and reserved for issuance by the Company upon exercise hereof and, when issued in accordance with the terms hereof, will, when issued, be duly and validly issued, fully paid and non-assessable.

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13.Representations and Warranties of the Holder. This Warrant is issued and delivered by the Company in reliance on, in addition to the representations and warranties of the Holder contained in the Consulting Agreement, the following representations, and warranties of the Holder:

(a)Investment Purpose. This Warrant is being acquired by Holder, and the Shares issued upon any exercise hereof will be acquired by Holder, for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)Accredited Investor. Holder is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the 1933 Act (“Regulation D”).

(c)Private Issue. The Holder understands (i) that the Warrant Shares are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 13.

(d)Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in this Warrant and the Warrant Shares and has the ability to bear the economic risks of its investment.

(e)No Need for Liquidity. The Holder is aware that he will be unable to liquidate his or her investment readily in case of an emergency and that the Warrant Shares being purchased upon exercise of this Warrant may have to be held for an indefinite period of time. The Holder’s overall commitment to investments which are not readily marketable is not excessive in view of the Holder’s net worth and financial circumstances and the purchase of the Warrant Shares will not cause such commitment to become excessive. In view of such facts, the Holder acknowledges that the Holder is able to bear the economic risk of this investment.

(f)No Regulatory Approval of Merits. The Holder understands that neither the Securities and Exchange Commission nor the commissioner or department of securities or attorney general of any state has passed upon the merits or qualifications of, nor recommended nor approved, the Warrant Shares.

(g)Independent Advice. The Holder understands that the Holder is encouraged to seek independent advice from Holder’s professional advisors relating to the suitability for the Holder of an investment in the Company in view of the Holder’s overall financial needs and with respect to the legal and tax implications of such an investment. Holder has done its own investigation and is not relying upon any statements of the Company.

(h)Opportunity to Investigate. Prior to the exercise of this Warrant, the Holder’s advisors and the Holder have had the opportunity to ask questions of, and

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receive answers from, representatives of the Company concerning the terms and conditions of this transaction, and the finances, operations, business and prospects of the Company. The Holder’s advisors and the Holder have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, the Holder has independently evaluated the risks of purchasing the Warrant Shares, and the Holder is satisfied that the Holder has received information with respect to all matters which the Holder considers material to the Holder’s decision to make the investment in the Company and the Warrant Shares.

(i)Authority and Non-contravention. The execution and performance hereof violates no order, judgment, injunction, agreement or controlling document to which the Holder is a party or by which the Holder is bound. If an organization, (i) the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed; and (ii) the Holder has the right and power under its organizational instruments to execute, deliver and perform its obligations hereunder.

14.Notices. All notices and other communications required or permitted under this Warrant shall be in writing delivered to the parties at the mailing address, or regularly monitored electronic email address of the respective party set forth below. Such notice or communication shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); or (c) if sent by e-mail of a PDF document, when the recipient, by an email sent to the email address for the sender stated in this section or by a notice delivered by another method in accordance with this section, acknowledges having received that email. Any party may change its notice address or email address by written notice to the other parties, given in accordance with this section.

If to the Company, addressed to:

Bakhu Holdings, Corp.

One World Trade Center, Suite 130

Long Beach, CA 90831

Attn: Tom Emmitt, President

E-mail: tom@Bakhuholdings.com

If to the Holder, addressed to:

Fourth and G Holdings, LLC

8605 Santa Monica Blvd., Suite 78100

Los Angeles, CA 90069.

Attn: Christopher S. Ganan

E-mail: chris.s.ganan@gmail.com

15.Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor

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warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address.

16.Miscellaneous.

(a)Provided the Consulting Agreement is in full force and effect, the Holder may assign this Warrant to Christopher S. Ganan or to one or more revocable trusts of which the Christopher S. Ganan is a trustee (or co-trustee with his or her spouse) established for the benefit of Christopher S. Ganan and/or his or her spouse and/or any of their descendants, so long as (i) Christopher S. Ganan, as a trustee, at all times has control (including voting, administrative and management control) over the trust and the assets of the trust, (ii) Christopher S. Ganan, as a trustee, is permitted under the operative trust instrument to bind the trust to this Warrant, and (iii) Christopher S. Ganan is a lifetime beneficiary of the trust.

(b)This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and permitted assigns.

(c)All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the California Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs

Bakhu-Fourth & G - Tranche 2 WarrantPage 13

and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(d)The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

BAKHU HOLDINGS, CORP.

/s/ Thomas K. Emmitt

_________________________________

By: Thomas K. Emmitt

Its:  President and CEO

Bakhu-Fourth & G - Tranche 2 WarrantPage 14

EXHIBIT A

EXERCISE NOTICE

BAKHU HOLDINGS, CORP.

WARRANT DATED JUNE 7, 2021

WARRANT NO. 2021-002

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)The undersigned Holder hereby exercises its right to purchase _______________ Warrant Shares pursuant to the Warrant.

(2)The Holder intends that payment of the Exercise Price shall be made as (check one):

[____] “Cash Exercise” under Section 5(a), and the Holder shall pay the sum of $____________ to the Company in accordance with Section 7(a) of the Warrant.

OR

[____] “Cashless Exercise under Section 5(b), and

(3)If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5)By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Date of Exercise: _______________________________________________________

Signature

___________________________________

Warrant Holder

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

WARRANT SHARES EXERCISE LOG

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

EXHIBIT A

FORM OF ASSIGNMENT

BAKHU HOLDINGS, CORP..

WARRANT DATED JUNE 7, 2021

WARRANT NO. 2021-002

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: ___________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

City/State/Zip of Transferee

Telephone Number of Transferee

In the presence of:

Signature

______________________________

Name